Exhibit 10.5

SPOUSAL CONSENT

The undersigned, [●] (ID card No. [●]), is the lawful spouse of Zhidan Mao (ID card No. [●]). I hereby unconditionally and irrevocably agree to the execution of the following documents (hereinafter referred to as “Transaction Documents”) by [●] on [●], 2021, and the disposal of the equity interests of Junzhang Digital Technology (Shanghai) Co., Ltd. (hereinafter referred to as “Domestic Company”) held by [●] and registered in [●]’s name according to the Transaction Documents:

(1)	Equity Interest Pledge Agreement entered into between Shanghai Eshallgo Enterprise Development (Group) Co., Ltd. (hereinafter referred to as the “WFOE”) and Domestic Company;

(2)	Exclusive Option Agreement entered into between the WFOE and Domestic Company; and

(3)	Power of Attorney executed by [●].

I hereby undertake not to make any assertions in connection with the equity interests of Domestic Company which are held by [●]. I hereby further confirm that [●] can perform the Transaction Documents and further amend or terminate the Transaction Documents absent authorization or consent from me.

I hereby undertake to execute all necessary documents and take all necessary actions to ensure appropriate performance of the Transaction Documents (as amended form time to time).

I hereby agree and undertake that if I obtain any equity interests of Domestic Company which are held by [●] for any reasons, I shall be bound by the Transaction Documents and the Exclusive Business Cooperation Agreement entered into between the WFOE and Domestic Company as of [●], 2021 (as amended from time to time) and comply with the obligations thereunder as a shareholder of Domestic Company. For this purpose, upon the WFOE’s request, I shall sign a series of written documents in substantially the same format and content as the Transaction Documents and Exclusive Business Cooperation Agreement (as amended from time to time).

Name: [●]
Date: [●]